Exhibit 10.1

November 3, 2014

Board of Directors

Berkshire Hills Bancorp, Inc.

24 North Street

Pittsfield, Massachusetts 02101

To the Board of Directors:

The undersigned (“Shareholder”) is an executive officer or director of Hampden Bancorp, Inc. (“Hampden Bancorp”) and the beneficial holder of shares of common stock of Hampden Bancorp (the “Hampden Common Stock”).

Berkshire Hills Bancorp, Inc. (“Berkshire Hills Bancorp”) and Hampden Bancorp are considering the execution of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Berkshire Hills Bancorp will acquire Hampden Bancorp (the “Merger”).  The execution of the Merger Agreement by Berkshire Hills Bancorp is subject to the execution and delivery of this letter agreement (the “Agreement”).  All terms used herein but not defined herein shall have the meaning set forth in the Merger Agreement.

Shareholder, to induce Berkshire Hills Bancorp to execute and deliver to Hampden Bancorp the Merger Agreement, agrees and undertakes, solely in his or her capacity as a stockholder of Hampden Bancorp, and not in his or her capacity as a director or officer of Hampden Bancorp, as follows:

1.                                      This Agreement shall not apply to those shares of Hampden Common Stock, if any (the “Excluded Shares”), as to which Shareholder (i) may exercise voting or investment power as a fiduciary for others or (ii) as to which Shareholder does not have, directly or indirectly, sole voting power.  As of the date hereof, the undersigned has sole voting power with respect to [                    ] shares of Hampden Common Stock (the “Shares”), other than Excluded Shares, if any.

2.                                      While this Agreement is in effect, Shareholder shall not, directly or indirectly, (a) sell or otherwise dispose of or encumber before the record date of the Hampden Stockholders Meeting, as defined in the Merger Agreement, any or all of the Shares or any shares of Hampden Common Stock, that or are subsequently acquired by the Shareholder, other than in a Permitted Transfer (as hereinafter defined), or (b) deposit any of the shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the shares or grant any proxy with respect thereto, other than to other members of the Board of Directors of Hampden Bancorp to vote to approve the Merger Agreement and the Merger and matters related thereto.  For the purposes of this Agreement, “Permitted Transfer” means any of the following transfers: (i) a transfer by will or operation of law, in which case this Agreement shall bind the transferee, (ii) a transfer pursuant to any pledge agreement existing as of the date of this Agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) a transfer for estate and tax planning purposes, including any transfer to relatives, trusts and charitable organizations, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) a transfer from Shareholder to one or more other shareholders of Hampden Bancorp who are bound by terms of a comparable voting agreement with Berkshire Hills Bancorp, (v) a cashless exercise of shares acquired through the exercise of a stock option, and (vi) a transfer made with the prior written consent of Berkshire Hills Bancorp.

3.                                      While this Agreement is in effect, Shareholder shall vote or cause to be voted all of the Shares and any other shares of Hampden Common Stock that Shareholder shall be entitled to so vote, whether such shares are beneficially owned by the Shareholder on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise (less any Hampden Common Stock subsequently disposed of pursuant to a Permitted Transfer) for the approval of the Merger Agreement and the Merger at the Hampden Stockholders Meeting.

4.                                      Shareholder acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief that may be available, Berkshire Hills Bancorp shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

5.                                      This Agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Hampden Bancorp and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of Hampden Bancorp.

6.                                      This Agreement shall automatically terminate upon the earlier of (i) the favorable vote of Hampden Bancorp’s shareholders with respect to the approval of the Merger Agreement and the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms.

7.                                      Nothing contained in this Agreement shall be deemed to vest in Berkshire Hills Bancorp any direct or indirect ownership or incidence of ownership of or with respect to any of the Hampden Common Stock. All rights, ownership and economic benefits of and relating to the Hampden Common Stock shall remain and belong to the applicable shareholder and Berkshire Hills Bancorp shall have no power or authority to direct any shareholder in the voting of any of the Hampden Common Stock or the performance by any shareholder of its duties or responsibilities as a shareholder of Hampden Bancorp, except as otherwise provided herein.

8.                                      Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by Shareholder and Berkshire Hills Bancorp.

IN WITNESS WHEREOF, Shareholder has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Accepted and agreed to as of
the date first above written:

Berkshire Hills Bancorp, Inc.

Michael P. Daly
President and Chief Executive Officer

[Signature Page to Voting Agreement]